Exhibit 10.3

Confidential Treatment Requested by Aratana Therapeutics, Inc.

AMENDMENT TO COLLABORATION, LICENSE, DEVELOPMENT

AND COMMERCIALIZATION AGREEMENT

This Amendment to the Collaboration, License, Development and Commercialization Agreement (this “Amendment”), effective as of April 28, 2017, (the “Effective Date”) is entered into by and between Aratana Therapeutics, Inc., a Delaware corporation and having its office at 11400 Tomahawk Creek Parkway, Suite 340, Leawood, KS  66211 (“Aratana”) and Eli Lilly and Company, an Indiana corporation, operating on behalf of its Elanco Animal Health division and having its office at 2500 Innovation Way, Greenfield, Indiana 46140 and its Affiliates (“Elanco”).

Preliminary Statements

A. Aratana and Elanco entered into a Collaboration, License, Development Agreement effective as of April 22, 2016 (the “License Agreement”).

B. The Parties contemplated that they would enter into a Supply Agreement pursuant to the Supply Term Sheet attached as Exhibit 8.1.2(A) to the License Agreement (the “Term Sheet”).

C. The Parties have not entered into the Supply Agreement, and Elanco is purchasing Products from Aratana pursuant to the terms set forth in the Term Sheet.

D. The Parties wish to modify the Term Sheet in accordance with the terms set forth herein.

Now, Therefore, in consideration of the foregoing preliminary statement and the mutual agreements and covenants set forth herein, the Parties hereby agree as follows:

1.Definitions.

The terms used in this Amendment shall have the same meaning ascribed to such term in the License Agreement.  In addition, the following terms shall have the meanings set forth in this Article 1 unless the context clearly and unambiguously dictates otherwise.  Unless the context requires otherwise, references to the singular include the plural and vice versa, and references to Sections, Exhibits and Schedules are references to the sections, exhibits and schedules of this Amendment.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for Confidential Treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Aratana Therapeutics, Inc.

1.1	“Adjusted API Price” means [***] per kg for each [***] produced and delivered by [***].

1.2	“[***]” means [***].

1.3	“Allocated Yield Loss” means the yield loss for drug product manufacture, testing, etc. and tableting loss for API sampling, dissolution, some friability, machine set up, etc.

1.4	“API Batch(es)” means the batches of active pharmaceutical ingredient AT-001produced under the [***] entered into between [***] and Aratana [***].

1.5	“Deposit” means the [***] deposit paid by Aratana to [***] in order to ensure delivery of the API Batches.

1.6	“Transition Date” means the date Elanco assumes responsibility for directing the relationship with all current contract manufacturers for the Product.

2.Elanco Commitment.

In order to induce Aratana to pay the Deposit to [***] and order the API Batches, Elanco hereby commits to submit purchase orders to Aratana for all of the finished Products to be produced from the API Batches within fifteen (15) days of the Effective Date of this Amendment.  Once a purchase order is submitted to Aratana by Elanco, the purchase order shall become a binding obligation of Elanco to purchase the amounts of finished Product contained in each purchase order, subject to Section 5 below and notwithstanding anything to the contrary contained in the terms and conditions applicable to such purchase orders.

3.API Prepayment.

Elanco will pay Aratana the Adjusted API Price for the API Batches produced and delivered by [***] as a down payment toward future deliveries of finished Product.  Payment shall be made by Elanco within thirty (30) days after Aratana provides proof that it has paid [***] for such API Batch(es).  Aratana shall be responsible for tableting and packaging the API in accordance with the Term Sheet, unless Elanco makes the election to assume manufacturing pursuant to Section 5 below.  In the event Elanco has prepaid for API Batches that are not accounted for, in whole or in part including work in process and finished Products, at the time Elanco assumes control of manufacturing pursuant to Section 5 below, Aratana shall be obligated to reimburse Elanco for the prepaid API (other than API associated with Allocated Yield Loss)

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for Confidential Treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Aratana Therapeutics, Inc.

within thirty (30) days of written notice from Elanco.  Elanco may, in its sole discretion, elect to have Aratana replace the lost API at no cost to Elanco instead of seeking reimbursement for such lost API.

4.Supply Price.

Aratana will provide written notice to Elanco before releasing any finished Products produced from the API Batches.  For the finished Products released to Elanco that were manufactured from the API Batches, (i) the Adjusted API Price shall apply for the finished Product and (ii) Aratana will invoice Elanco for the finished Products in accordance with the Term Sheet except for the price adjustment reflected in (i) above, and such invoice will include a prorated credit for the prepaid API.

5.Transition.

In the event that Elanco provides notice of its intent to assume responsibility for manufacturing pursuant to Section 8.2.2 of the License Agreement, Elanco would directly assume on the Transition Date all responsibilities of Aratana with respect to any undelivered API including (i) paying the balance due when the API is delivered and (ii) completing the tableting and packaging of the Products.  Elanco shall reimburse Aratana for any outstanding Deposit that has not been credited against delivered API paid for by Aratana.  For API that has been delivered to Aratana prior to the Transition Date, but that has not yet been processed into finished Product or charged to Elanco by Aratana, Elanco would purchase the API at the Adjusted API Price.

6.Remaining Terms.

All other terms and conditions of the License Agreement, including the Term Sheet, will remain in full force and effect.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for Confidential Treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Aratana Therapeutics, Inc.

In Witness Whereof, each of the Parties has caused this Amendment to be executed by its duly authorized representative as of the date set forth in the introductory paragraph.

ARATANA THERAPEUTICS, INC.

By: /s/ Steven St. Peter

Name: Steven St. Peter

Title:  CEO

Date:  April 28, 2017

ELI LILLY AND COMPANY THROUGH

ITS ELANCO ANIMAL HEALTH DIVISION

By: /s/ Elizabeth G. O’Farrell

Name: Elizabeth G. O’Farrell

Title: Chief Procurement Officer

Date: April 27, 2017

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for Confidential Treatment and have been filed separately with the Securities and Exchange Commission.